Exhibit 10.4

AQUILA, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Amended and Restated Effective as of January 1, 2005)

HISTORY AND PURPOSE

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees of Aquila, Inc. (the “Company”), a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

The Plan was originally adopted effective as of July 1, 1986, and was most recently amended and restated in its entirety effective as of January 1, 2001 (the “2001 Restatement”). The Company now desires to amend and restate the 2001 Restatement in its entirety effective as of January 1, 2005, to comply with Section 409A of the Code and the regulations and other interpretative guidance issued thereunder and to make certain other clarifying changes.

Notwithstanding any provision in this document to the contrary, in no event shall a Participant’s accrued benefit determined under this Plan restatement be less than his accrued benefit as of December 31, 2004.

ARTICLE I - DEFINITIONS

Except as specifically provided herein, all capitalized terms used in this Plan shall have the meaning assigned to them under the Aquila, Inc. Retirement Income Plan, as amended from time to time.

1.01     “Basic SERP Benefit” shall mean the benefit determined under Section 4.01 payable to a Participant under the Plan.

1.02     “Bonus SERP Benefit” shall mean the benefit determined under Section 4.02 payable to a Participant under the Plan.

1.03	“Board” shall mean the board of directors of the Company.
1.04	“Change in Control” shall mean the first to occur of any of the following events:

(1)        any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(2)        the following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of directors then serving: individuals who, on January 1, 2005, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company (as such terms are used in Rule

14A-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board or nomination of election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2005, or whose appointment, election or nomination for election was previously approved; or

(3)        the consummation of a merger or consolidation of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(4)        the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, greater than 50% of the combined voting power of the voting securities of which is owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this Section, the following definitions shall apply:

(a)         “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(b)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(c)         “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

1.05	“Claimant” shall have the meaning set forth in Section 8.01.
1.06	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
1.07	“Committee” shall mean the Committee described in Article VII.
1.08	“Company” shall mean Aquila, Inc., a Delaware corporation.

1.09     “Employer” shall mean the Company and any subsidiaries of the Company that have been selected by the Board to participate in the Plan.

1.10     “Grandfathered Benefit” shall mean the present value as of December 31, 2004, of the benefit to which a Participant would be entitled under this Plan if the Participant voluntarily terminated employment on December 31, 2004, and received payment of his benefits with the maximum value available from the Plan on the earliest possible date allowed under the Plan to receive payment of benefits following such termination of employment. Notwithstanding the foregoing, a Participant’s Grandfathered Benefit shall increase in any subsequent calendar year to equal the present value of the benefit the Participant actually becomes entitled to determined under the terms of the Plan in effect as of October 3, 2004, without regard to any further services rendered after December 31, 2004, or any other events affecting the amount or entitlement to benefits (other than a Participant election with respect to the time or form of an available benefit). For purposes of determining present value, the Plan shall use the interest and mortality assumptions under the Retirement Income Plan used to calculate non-lump sum payments. A Participant’s Grandfathered Benefit shall be determined in accordance with Code Section 409A and the regulations and interpretative guidance issued thereunder.

1.11     “Non-Grandfathered Benefit” shall mean a Participant’s benefit under this Plan exclusive of his Grandfathered Benefit.

1.12     “Participant” shall mean any employee who is a participant in the Retirement Income Plan and who is selected to participate in the Plan by the Committee.

1.13     “Plan” shall mean this restated Supplemental Executive Retirement Plan, as amended from time to time.

1.14     “Projected Credited Service” shall mean, for purposes of computing a Participant’s Supplemental SERP Benefit, the total projected years of Credited Service such Participant would have under the Retirement Income Plan if he were to continue employment with the Employer through age 62, or if such Participant has already attained age 62, his actual years of Credited Service under the Retirement Income Plan.

1.15     “Retirement Income Plan” shall mean the qualified defined benefit pension plan, as amended from time to time, maintained by the Company and known as the “Aquila, Inc. Retirement Income Plan.”

1.16     “Supplemental SERP Benefit” shall mean the benefit determined under Section 4.03 payable to a Participant under the Plan.

ARTICLE II - ELIGIBILITY

2.01     Selection by Committee. Participation in the Plan shall be limited to the Employer’s key executives, all of whom are part of a select group of management or highly compensated employees.

From that group, the Committee, in its sole discretion, shall designate the individuals eligible to receive a benefit under this Plan.

ARTICLE III - VESTING

3.01	Vesting.

(a)        Basic SERP Benefit. Each Participant shall be entitled to 100% of his Basic SERP Benefit upon the completion of five (5) years of service, or upon termination of employment on or after attaining age 55. If a Participant separates from service prior to completing five (5) years of service and prior to attaining age 55, he shall not be entitled to any portion of his Basic SERP Benefit.

(b)       Bonus SERP Benefit. Each Participant shall be entitled to 100% of his Bonus SERP Benefit if he retires from employment on or after attaining age 55 or terminates employment after completing ten (10) or more years of service. If a Participant separates from service for any reason prior to attaining age 55 and prior to completing ten (10) or more years of service, he shall not be entitled to any portion of his Bonus SERP Benefit.

(c)        Supplemental SERP Benefit. Each Participant shall be entitled to 100% of his Supplemental SERP Benefit if he retires from employment on or after attaining age 55 or terminates employment after completing ten (10) or more years of service. If a Participant separates from service for any reason prior to attaining age 55 and prior to completing ten (10) or more years of service, he shall not be entitled to any portion of his Supplemental SERP Benefit.

3.02     Change in Control. Notwithstanding Section 3.01 or any other provision in this Plan, a Participant’s Basic SERP Benefit, Bonus SERP Benefit and Supplemental SERP Benefit under the Plan shall become 100% vested (if it is not already vested in accordance Section 3.01 above) in the event of a Change in Control.

ARTICLE IV - BENEFITS

4.01     Basic SERP Benefit. Subject to Section 3.01(a) and Section 6.02, a Participant’s Basic SERP Benefit, as adjusted pursuant to Section 4.04, shall be equal to (A) minus (B), where:

(A) =	An amount equal to the sum of:
(i)	Eighty-five hundredths percent (.85%) of the Participant’s average monthly base pay multiplied by his years of Credited Service up to thirty (30); plus
(ii)	Four tenths percent (.40%) of the Participant’s average monthly base pay multiplied by his years of Credited Service up to thirty (30); plus
(iii)	Forty-five hundredths percent (.45%) of the Participant’s average monthly base pay multiplied by his years of Credited Service prior to January 1, 1989; and
(B) =	the benefit actually payable to or on behalf of such Participant under the Retirement Income Plan.

For purposes of the foregoing, “average monthly base pay” means the monthly average of the Participant’s annual base compensation (exclusive of all annual and long term incentives and other extraordinary compensation) for the four consecutive Plan Years (or all Plan Years since the Participant’s first date of employment if there are fewer than four) during the ten year period ending on December 31 of the Plan Year immediately preceding the Plan Year in which the Participant separates from service, which produces the highest monthly average. A Participant who separates on December 31 shall be deemed to have separated as of the next January 1. Average monthly base pay shall be determined without regard to the annual compensation limit under Section 401(a)(17) of the Code and shall include any base compensation deferred by the Participant under any qualified or nonqualified deferred compensation plan or section 125 cafeteria plan of the Employer.

4.02     Bonus SERP Benefit. Subject to Section 3.01(b) and Section 6.02, a Participant’s Bonus SERP Benefit, as adjusted pursuant to Section 4.04, shall be equal to (A) minus (B) minus (C), where:

(A) =	An amount equal to the sum of:
(i)	Eighty-five hundredths percent (.85%) of the Participant’s average monthly total pay multiplied by his years of Credited Service up to thirty (30); plus
(ii)	Four tenths percent (.40%) of the Participant’s average monthly total pay multiplied by his years of Credited Service up to thirty (30); plus
(iii)	Forty-five hundredths percent (.45%) of the Participant’s average monthly total pay multiplied by his years of Credited Service prior to January 1, 1989;
(B) =	the benefit actually payable to or on behalf of such Participant under the Retirement Income Plan; and
(C) =	the Participant’s Basic SERP Benefit payable under this Plan.

For purposes of the foregoing, “average monthly total pay” means the monthly average of the Participant’s annual total compensation (inclusive of annual incentive pay but excluding long term incentives and other extraordinary compensation) for the four consecutive Plan Years (or all Plan Years since the Participant’s first date of employment if there are fewer than four) during the ten year period ending on December 31 of the Plan Year immediately preceding the Plan Year in which the Participant separates from service, which produces the highest monthly average. A Participant who separates on December 31 shall be deemed to have separated as of the next January 1. Average monthly total pay shall be determined without regard to the annual compensation limit under Section 401(a)(17) of the Code and shall include any compensation deferred by the Participant under any qualified or nonqualified deferred compensation plan or section 125 cafeteria plan of the Employer.

4.03      Supplemental SERP Benefit. The benefit under this Section 4.03 shall be limited to a subgroup of Participants employed in pay bands A through F who are designated by the Committee as being eligible for such benefit. Subject to Section 3.01(c) and Section 6.02, a Participant shall have a Supplemental SERP Benefit, as adjusted pursuant to Section 4.04, equal to the sum of (A) plus (B) plus (C), multiplied by (D), where:

(A) =	Four-tenths percent (.40%) multiplied by the Participant’s supplemental earnings multiplied by the Participant’s Projected Credited Service up to a maximum of ten (10) years;

(B) =

Twenty-five hundredths percent (.25%) multiplied by the Participant’s supplemental earnings multiplied by the Participant’s Projected Credited Service in excess of ten (10) years but not more than twenty (20) years;

(C) =

One-tenth percent (.10%) multiplied by the Participant’s supplemental earnings multiplied by the Participant’s Projected Credited Service in excess of twenty (20) years but not more than thirty (30) years; and

(D) =	The ratio of the Participant’s actual years of Credited Service to his Projected Credited Service.

For purposes of the foregoing, “supplemental earnings” shall mean the excess (if any) of (1) the Participant’s average monthly total pay as defined under Section 4.02 above, over (2) the monthly average annual compensation limit under Section 401(a)(17) of the Code for the year during which the Participant terminates employment.

4.04	Payment of Benefits.

(a)        Grandfathered Benefits. Subject to Section 4.05, payment of a Participant’s Grandfathered Benefit shall be made in the same manner and at the same time that benefits under the Retirement Income Plan are payable, determined in accordance with the elections made by the Participant thereunder and in accordance with the early retirement, actuarial factors, and other applicable adjustments and assumptions set forth in the Retirement Income Plan; provided that if a Participant elects to receive his benefits in a form of payment under the Retirement Income Plan which provides death benefits to a non-spouse beneficiary, the Participant’s Grandfathered Benefit shall be paid in monthly installments for the life of the Participant only and shall terminate upon his death.

(b)       Non-Grandfathered Benefits. Payment of a Participant’s Non-Grandfathered Benefit shall commence as of the later of (i) the first day of the calendar month following the Participant’s separation from service (within the meaning of Code Section 409A and the regulations issued thereunder) or (ii) the date the Participant attains age 55, and shall be made in the form of a single life annuity (or joint and 50% survivor annuity in the case of a married Participant who is not legally separated) applying the same actuarial factors and other applicable adjustments and assumptions set forth in the Retirement Income Plan, provided, however:

(i)        in lieu of the normal form of life annuity, a Participant may elect (before any annuity payment has been made under the Plan) another type of life annuity available under the Retirement Income Plan having the same scheduled date for the first annuity payment and an actuarially equivalent value to the normal form of life annuity; and

(ii)       if the lump sum present value of a Participant’s Non-Grandfathered Benefit does not exceed $10,000, then such Non-Grandfathered Benefit shall be paid in a single lump sum.

Notwithstanding the foregoing or any other provision in this Plan to the contrary, in the case of a Participant who is a “specified employee” as defined in Code Section 409A, payment of such

Participant’s Non-Grandfathered Benefit shall be delayed for a period of six months following his separation from service to the extent required by Code Section 409A. Any installment payments required to be delayed pursuant to the foregoing shall be accumulated and paid in a lump sum following the end of such six month period. For purposes of the foregoing, any Participant who meets the definition of a specified employee during the 12-month period ending on December 31 of each year shall be treated as a specified employee for the 12-month period commencing on the following April 1.

4.05     Committee Discretion. Upon the request of a Participant or beneficiary, the Committee, in its sole discretion and consistent with its established procedures and rules, may consider with respect to a Participant’s Grandfathered Benefit other forms of vested benefit payments, or the timing of vested benefit payments, as it deems necessary and prudent under the circumstances. The Committee, in its discretion, may also establish a mandatory pay-out policy pursuant to which a Participant's (or beneficiary’s) Grandfathered Benefit shall be automatically paid in the form of a single lump sum if the actuarial value of such benefit is less than the lump sum pay-out amount designated by the Committee from time to time in its discretion. For purposes of calculating the actuarial lump sum value of a Participant’s Grandfathered Benefit pursuant to the foregoing, the Plan shall use an interest rate of eight percent (8%) and the same mortality table assumptions used by the Retirement Income Plan to calculate lump sum payments.

4.06     Withholding and Payroll Taxes. The Employer, to the extent required by applicable law, shall withhold from any and all benefits made under this Article IV, all federal, state and local income, employment and other taxes required to be withheld by the Employer in connection with the benefits hereunder, in amounts to be determined in the sole discretion of the Employer.

4.07	Benefits on Death.

(a)        Grandfathered Benefits. If a Participant dies after satisfying the vesting requirements set forth in Section 3.01(a), (b) or (c), as applicable, with respect to his Grandfathered Benefit but before the payment of such benefits has commenced, the Participant’s surviving spouse shall be entitled to a spousal death benefit equal to 50% of the Participant’s benefit as of the date of his death. Subject to Section 4.05, any spousal death benefits payable under this Section 4.07(a) shall be paid in the same manner and at the same time that death benefits are paid to the Participant’s spouse under the Retirement Income Plan. If a Participant has no surviving spouse, the benefits remaining under the Plan shall be forfeited.

(b)       Non-Grandfathered Benefits. If a Participant dies after satisfying the vesting requirements set forth in Section 3.01(a), (b) or (c), as applicable, with respect to his Non-Grandfathered Benefit but before the payment of such benefits has commenced, the Participant’s surviving spouse shall be entitled to a spousal life annuity equal to 50% of the Participant’s benefit as of the date of his death. The first payment shall commence upon the later of (i) the first day of the calendar month following the Participant’s death, or (ii) the date the Participant would have attained age 55 had he not died; provided, however, if the lump sum present value of the spouse’s death benefit does not exceed $10,000, then such benefit shall be paid in a single lump sum.

4.08      Actuarial Factors. Except as otherwise specifically provided herein, the early retirement, actuarial factors, and other applicable adjustments and assumptions set forth in the Retirement Income Plan shall apply in determining present value or actuarial equivalence under this Plan.

ARTICLE V - TERMINATION AND AMENDMENT

5.01     Termination. The Company reserves the right to terminate the Plan at any time by action of the Board (or authorized committee of the Board). The termination of the Plan shall not adversely affect any Participant or his beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination, provided, however, that the Company shall have the right to accelerate payment of Grandfathered Benefits in an actuarially equivalent manner. Payment of a Participant’s Non-Grandfathered Benefits following termination of the Plan may be accelerated as to both the time and form of payment to the extent permitted under Code Section 409A and the Treasury regulations or other guidance issued thereunder.

5.02     Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by action of the Board (or authorized committee of the Board); provided, however, that no amendment or modification shall be effective to decrease or restrict a Participant’s then vested combined benefit under this Plan and the Retirement Income Plan, determined on an actuarial equivalent basis. The amendment or modification of the Plan shall not affect any Participant or his beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate payment of Grandfathered Benefits in an actuarially equivalent manner. Participants who terminated employment prior to the effective date of any amendment will be governed by the terms of the Plan document in effect at the time of their termination of employment unless otherwise provided.

ARTICLE VI - OTHER BENEFITS AND AGREEMENTS

6.01     Coordination with Other Benefits. Except as provided in Section 6.02 and except as otherwise expressly provided under any other plan or program for employees of the Employer, the benefits provided under this Plan to a Participant are in addition to the benefits available to such Participant under any other such plan or program. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as my otherwise be expressly provided.

6.02     Reduction in SERP Benefits. Notwithstanding any provision in this Plan that may be interpreted to the contrary, the benefit payable to any Participant hereunder shall be reduced by the equivalent monthly lifetime benefit payable to such Participant under any other supplemental retirement agreement or plan with his Employer. If the benefit under such other retirement plan or agreement is payable in the form of a lump sum, such benefit shall be converted to a monthly lifetime benefit in accordance with the applicable actuarial assumptions set forth in the Retirement Income Plan for purposes of determining the benefit offset under this Section 6.02.

ARTICLE VII - ADMINISTRATION OF THE PLAN

7.01     Committee Duties. This Plan shall be administered by the Compensation and Benefits Committee of the Board. The Committee shall have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

7.02     Agents. In the administration of this Plan, the Committee may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

7.03     Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the

Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.04     Indemnity of Committee. The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

7.05     Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the retirement, disability, death or termination of employment of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE VIII - CLAIMS PROCEDURES

8.01     Presentation of Claim. Any Participant or beneficiary of a deceased Participant (such Participant or beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.

8.02     Notification of Decision. The Committee shall consider a Claimant’s claim within 90 days (unless special circumstances require additional time), and shall notify the Claimant in writing:

(i)        that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(ii)       that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(1)	the specific reason(s) for the denial of the claim, or any part of it;
(2)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(3)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
(4)	an explanation of the claim review procedure set forth in Section 8.03) below.

8.03     Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(i)	may review pertinent documents;
(ii)	may submit written comments or other documents; and/or
(iii)	may request a hearing, which the Committee, in its sole discretion, may grant.

8.04     Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i)	specific reasons for the decision;
(ii)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
(iii)	such other matters as the Committee deems relevant.

8.05     Legal Action. A Claimant’s compliance with the foregoing provisions of this Article VIII is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE IX - MISCELLANEOUS

9.01     Unsecured General Creditor. Participants and their beneficiaries successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. Any and all of the Employer’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

9.02     Employer’s Liability. The Employer’s liability for the payment of benefits shall be defined only by the Plan. The Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

9.03     Nonassignability. Subject to Section 9.14, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

9.04     Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

9.05     Furnishing Information. A Participant or his beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

9.06     Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

9.07     Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.08     Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of Missouri without regard to its conflict of laws principles.

9.09     Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegally or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

9.10     Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Aquila, Inc.

Attn: Director of Benefits

20 West Ninth Street

Kansas City, MO 64105-1711

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

9.11     Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s beneficiary.

9.12     Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

9.13     Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

9.14     Court Order. The Committee is authorized to make payments directed by a qualified domestic relations order or other court order with respect to which the Plan or Committee has been named as a party.

9.15	Distribution in the Event of Taxation.

(a)        Grandfathered Benefit. If, for any reason, all or any portion of a Participant’s Grandfathered Benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed a Participant’s unpaid vested benefit under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)        Non-Grandfathered Benefits. A Participant’s Non-Grandfathered Benefit may be paid in an immediate lump sum distribution in the amount required to pay the taxes described herein, in the event a Participant is required to pay: (1) the Federal Insurance Contributions Act (FICA) tax imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Code on amounts deferred under this Plan; (2) income tax at the source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA tax on amounts deferred under this Plan; or (3) the additional income tax at the source on wages imposed under the pyramiding provisions of Section 3401 wages and taxes on amounts deferred under this Plan. Further, in the event the Plan fails to meet the requirements of Section 409A of the Code after application of Section 9.16, a Participant will receive a single lump sum distribution of the actuarial value of his Non-Grandfathered Benefit as soon as administratively practicable in the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A of the Code

9.16     Compliance with Code Section 409A. Notwithstanding any provision in this Plan to the contrary, this Plan shall be interpreted and construed in accordance with Code Section 409A and the regulations and other interpretative guidance issued thereunder, including without limitation any regulations or other guidance that may be issued after the effective date of this restatement. Notwithstanding any provision of this Plan to the contrary, the Company may adopt such amendments to the Plan or adopt other policies and procedures (including amendments, policies and procedures having a retroactive effect), or take any other actions, that the Company determines is necessary or appropriate to preserve the intended tax treatment of the benefits provided under the Plan and/or to comply with Code Section 409A.

ARTICLE X - TRUST

10.01	Trust.

(a)        Establishment. The Employer may transfer to the trust created pursuant that certain Executive Benefit Security Trust Agreement dated as of January 1, 1997 by and between the Company and the trustee named therein or any successor trustee (hereinafter referred to as the “Trust”), such assets as the Employer determines, in its sole discretion, are necessary to fund the

Trust in accordance with an actuarial funding method and actuarial assumptions designed, in the reasonable judgment of an actuary appointed by the Company, to replicate the funding policy followed with respect to the Retirement Income Plan.

(b)       Contribution Following Change in Control. Notwithstanding Section 10.01(a) above, in the event of a Change in Control, the Company shall as soon as administratively possible, but in no event later than ten (10) days following such Change in Control, make an irrevocable contribution to the Trust, in cash or other readily marketable property acceptable to the Trustee, equal to the sum of (i) an amount which, when added to the fair market value of the assets then held in the Trust which are attributable to this Plan, shall cause the fair market value of such assets to equal the actuarially determined present value of the benefits payable under the Plan as of the date of such Change in Control, and (ii) an amount equal to a reasonable estimate of the present value of the administrative, Trustee’s, legal and consulting fees to be incurred during the life of the Trust on and after the Change in Control. The amount of the Company’s contribution paid or payable to the Trust pursuant to the foregoing shall be determined by a benefits consultant appointed by the Company.

10.02   Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer, Participants and the creditors of the Employer to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

10.03   Distributions From the Trust. The Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

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SIGNATURE PAGE

IN WITNESS WHEREOF, Aquila, Inc.. has caused this Plan document to be executed this 31st day of July, 2007, but effective as of January 1, 2005.

By:	/s/Leo E. Morton

Title: Senior Vice President &

Chief Administrative Officer